                                                                                                   Exhibit 12

STATEMENT RE: COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
($ amounts in millions)
Three Months Ended March 31, 2005 and 2004

                                                                                          2005          2004
                                                                                       -----------  -----------

Income (loss) from continuing operations before income taxes, minority interest and
  earnings attributed to mandatorily redeemable noncontrolling interests (1)             $   15.7     $   26.8

Less:  Equity in earnings (losses) of venture capital partnership investments               (2.2)        11.6

Add:   Distributed earnings of affiliates                                                    0.4          1.2
       Distributed earnings of venture capital partnership investments                      13.0         13.6
                                                                                       -----------  -----------

Income (loss) from continuing operations before income taxes, minority interest and equity in undistributed earnings of affiliates and venture capital
  partnership investments                                                               $   31.3     $   30.0
                                                                                       ===========  ===========

Fixed Charges:
  Interest expense on indebtedness (2)                                                   $   11.1     $    9.8
  Stock purchase contract adjustment payments                                                2.0          2.0
  Rental expense                                                                             0.3          0.6
                                                                                       -----------  -----------
Fixed charges, exclusive of interest credited on policyholder contract balances         $   13.4     $   12.4
  Interest credited on policyholder contract balances                                       47.6         47.8
                                                                                       -----------  -----------
Total fixed charges, inclusive of interest credited on policyholder contract balances   $   61.0     $   60.2
                                                                                       ===========  ===========

Income (loss) from continuing operations before income taxes, minority interest, equity in undistributed earnings of affiliates and venture capital
  partnership investments and fixed charges                                             $   92.3     $   90.2
                                                                                       ===========  ============

Ratio of earnings to fixed charges                                                           1.5          1.5
                                                                                       ===========  ============

Additional earnings required to achieve 1:1 ratio coverage                              $    -       $    -
                                                                                       ===========  ============

SUPPLEMENTAL RATIO - ratio of earnings to fixed charges exclusive of interest credited on policyholder contract balances:

Income (loss) from continuing operations before income taxes, minority interest and equity in undistributed earnings of affiliates and venture capital
  partnership investments                                                               $   31.3     $   30.0
                                                                                       ===========  ============

Fixed Charges:
  Total fixed charges, as above                                                         $   13.4     $   12.4
                                                                                       ===========  ============

Income (loss) from continuing operations before income taxes, minority interest and equity in undistributed earnings of affiliates and venture capital
  partnership investments and fixed charges                                             $   44.7     $   42.4
                                                                                       ===========  ============

Ratio of earnings to fixed charges                                                           3.3          3.4
                                                                                       ===========  ============

Additional earnings required to achieve 1:1 ratio coverage                              $    -       $    -
                                                                                       ===========  ============

(1) Earnings attributed to mandatorily redeemable noncontrolling interests included in Other operating expenses for the three months ended March 2005 and 2004 were $3.2 million and $3.7 million respectively.

(2) Interest expense on collateralized obligations is not included as these are non-recourse liabilities to
Phoenix and the interest expense is solely funded by assets pledged as collateral consolidated on our balance sheet.